Exhibit 11


              APPLIED SCIENCE AND TECHNOLOGY, INC. AND SUBSIDIARIES

                 Statement Re: Computation of Per Share Earnings


                                                                                           Years ended
                                                                          -------------------------------------------
                                                                          June 29,           July 1,          July 2,
                                                                            1996              1995             1994
                                                                            ----              ----             ----
Net earnings (loss)                                               $       (7,296,775)       1,127,748           518,041
                                                                      ==============    =============      ============

Primary earnings per share:
     Weighted average common shares outstanding                            4,204,764        3,889,000         3,425,800
     Dilutive stock options and warrants                                          -            17,800             8,000
                                                                      --------------    -------------      ------------
                                                                  $        4,204,764        3,906,800         3,433,800
                                                                      ==============    =============      ============

Net earnings (loss) per share                                     $            (1.74)             .29               .15
                                                                      =============     =============      ============

Fully diluted earnings per share:
     Weighted average common shares outstanding                            4,204,764        3,889,000         3,425,800
      stock options and warrants                                                  -           103,100             8,000
                                                                      --------------    -------------      ------------
                                                                  $        4,204,764        3,992,100         3,433,800
                                                                      ==============    =============      ============

Net earnings (loss) per share                                     $            (1.74)             .28               .15
                                                                      =============     =============      ============
